Exhibit 10.1
FIRST AMENDMENT TO
PERFORMANCE STOCK UNIT AWARD AGREEMENT

This First Amendment to Performance Stock Unit Award Agreement (this “Amendment”) is entered into as of May 13, 2026, by and between TaskUs, Inc., a Delaware corporation (the “Company”), and Bryce Maddock (the “Participant”). Capitalized terms used but not defined in this Amendment have the meanings given to them in the Plan or the Award Agreement referred to below.
RECITALS
The Company and the Participant are parties to that certain Performance Stock Unit Grant Notice dated March 9, 2026, the related Performance Stock Unit Agreement under the TaskUs, Inc. 2021 Omnibus Incentive Plan, and Appendix A thereto (collectively, the “Award Agreement”).
The Company, with the approval of the Committee, and the Participant desire to amend the Award Agreement to reflect the agreed revisions to the vesting language in Appendix A.
AMENDMENT
1.Amendment to Appendix A. The first paragraph of Appendix A to the Award Agreement is deleted and replaced in its entirety with the following:
Provided that the Participant has not undergone a Termination and has not committed any action which would constitute Cause, as determined by the Board in good faith, as of the last day of the applicable Performance Period (as defined below), even if the Participant undergoes a Termination following the last day of the Performance Period and prior to the Determination Date, and subject to the other provisions of this Appendix A, the Performance Stock Units will become vested based on achievement of the applicable Performance Condition with respect to the applicable Performance Period. For the avoidance of doubt, no Termination shall occur unless the Participant is no longer providing any services (whether as an employee, director, consultant or otherwise) to any member of the Company Group.
2.Miscellaneous. Except as expressly amended hereby, the Award Agreement remains in full force and effect. This Amendment forms part of the Award Agreement and controls in the event of any conflict with the Award Agreement. This Amendment may be executed in counterparts, including electronically.

TASKUS, INC. /s/ Claudia Walsh___________________ By: Claudia Walsh Title: General Counsel	PARTICIPANT /s/ Bryce Maddock____________________ Bryce Maddock